UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):              November 22, 2005

                              COMMAND CENTER, INC.
                   (f.k.a. Temporary Financial Services, Inc.)
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             (Exact name of registrant as specified in its charter)


       Washington                        333-60326                91-2079472
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)


    200 North Mullan Road, Suite 213, Spokane, Washington           99223
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Address of principal executive offices                            Zip Code


Registrants telephone number, including area code:                  509-340-0273


                       Temporary Financial Services, Inc.
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         (Former name or former address, if changes since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01.  Completion of Acquisition or Disposition of Assets.

      As previously reported, on October 17, 2005, Command Center, Inc. ("Command Center") (formerly known as Temporary Financial Services, Inc.) entered into a Purchase and Sale Agreement (the "Agreement") on real property located in Post Falls, Idaho. The real property consists of slightly more than two acres of land and building with approximately 16,000 square feet of office space. On November 22, 2005, Command Center closed the purchase with the cash payment of $1,107,499. Coupled with the $20,000 earnest money deposit and net of closing adjustments, the cash payment satisfied the full purchase price of $1,125,000. A copy of the Agreement was included with the Form 8-K filing submitted to the United States Securities & Exchange Commission on October 21, 2005.

      The real property was acquired from Willy Tall Building LLC, a third party with no relationship to Command Center or any affiliate of Command Center. The full purchase price was paid in cash. John R. Coghlan, a director and former president of Command Center, loaned the Company $600,000 to complete the purchase for cash, as more fully described in Item 2.03 below.

      As previously announced, on November 9, 2005, the Company acquired the assets of Command Staffing, LLC (the franchise company) and Harborview Software, Inc. (the software company) and is in the process of finalizing acquisition of the assets of up to seventy temporary staffing stores. The office building was acquired to serve as the corporate headquarters of the combined companies, doing business as Command Center, Inc. Acquisition of the temporary staffing stores is expected to close in the first quarter of 2006. The agreement to acquire the temporary staffing stores is contingent on further due diligence review and completion of audited financial statements. As a result, there are no assurances that the temporary staffing stores will be acquired.

      The space available in the building is expected to be adequate for the needs of Command Center for the next five years. The land acquired with the building will allow for expansion if needed for future operations. Pending closing of the Command Staffing acquisition and full occupancy by Command Center, Command Center will consider subletting surplus space.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      As noted in Item 2.01 above, in connection with the November 22, 2005 purchase of an office building in Post Falls, Idaho, Command Center borrowed $600,000 from John R. Coghlan, a director and former president of Command Center (formerly known as Temporary Financial Services, Inc.). The loan is unsecured and calls for repayment within sixty days of the closing date of the building purchase, making the loan due and payable on January 21, 2006. The loan bears interest at the rate of 6% per annum. Command Center is currently working with Sterling Savings Bank, Spokane, Washington, to finance the building and expects to use a portion of the proceeds from the Sterling Savings loan to repay Mr. Coghlan. In the event the Company is unable to finance the building through Sterling Savings or another financial institution, Command Center will convert other liquid investments into cash and use the proceeds to repay Mr. Coghlan.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Temporary Financial Services, Inc.                             November 28, 2005

/s/ Brad E. Herr
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Brad E. Herr, Secretary